UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016 (May 24, 2016)

KEMPHARM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 Crosspark Road, Suite 100 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

On May 24, 2016, KemPharm, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”), for the following purposes:

•

to elect two nominees for director, each to serve until the 2019 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal; and

•

to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

Of the 14,512,263 shares outstanding as of the record date, 12,807,582 shares, or 88.25%, were present or represented by proxy at the 2016 Annual Meeting. At the 2016 Annual Meeting, each of Travis C. Mickle and Danny L. Thompson was re-elected as a director of the Company. The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2016. The final voting results on each of the matters submitted to a vote of stockholders at the 2016 Annual Meeting were as follows:

1.	Election of Directors	For	Withheld	Broker Non-Votes
	Travis C. Mickle	6,975,879	2,188,128	3,643,575
	Danny L. Thompson	6,976,294	2,187,713	3,643,575

		For	Against	Abstentions	Broker Non-Votes
2.	Ratification of Ernst & Young LLP as independent registered public accounting firm for the Company's fiscal year ending December 31, 2016	12,292,337	515,245	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEMPHARM, INC.

Date: May 25, 2016	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer